Exhibit 99.2

Malachite Innovations, Inc. and Subsidiaries

Summary of Unaudited Pro Forma Consolidated Financial Information

On May 11, 2022, Malachite Innovations, Inc. (the “Company”), completed its acquisition of Range Environmental Resources, Inc. (“Range Environmental”) (such acquisition referred to as the “Acquisition”). Pursuant to the terms of a share purchase agreement (the “Purchase Agreement”), the stockholders of Range Environmental exchanged 80% of the outstanding capital stock of Range Environmental and Range Natural Resources, Inc. (Range Natural”) for 10,000,000 shares of the Company’s common stock and cash consideration of $1,000,000. The shares of the Company’s common stock were valued at the closing market price of the Company’s common stock on May 11, 2022 of $0.15 per share resulting in an aggregate initial purchase price of $2,500,000 for the Acquisition (the “Initial Purchase Price”).

Subsequent to May 11, 2022, a dispute arose between the Company and Mr. Justice, one of the owners of Range Environmental, relating to certain representations made by Mr. Justice in the Purchase Agreement. On July 12, 2022, the Company entered into a Separation Agreement, by and among the Company, Daedalus Ecosciences, Range Environmental, Range Natural, Mr. Justice and Mrs. Christine Justice, who is Mr. Justice’s wife (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Justice: a) acknowledged that his employment with Range Environmental and Range Natural was terminated for cause effective June 30, 2022; b) returned the 5,000,000 shares of the Company’s common stock that had been issued to him under the terms of the Purchase Agreement; c) transferred his 10% interest in each of Range Environmental and Range Natural to Daedalus Ecosciences; and d) paid Daedalus Ecosciences the sum of $250,000. By virtue of these transactions, the Initial Purchase Price of $2,500,000 was reduced by $1,000,000, representing the combined value of the return to the Company of 5,000,000 shares of Company common stock and $250,000, to $1,500,000 (the “Adjusted Purchase Price”).

As required by Accounting Standards Codification Topic 805-20, the Company will allocate the Adjusted Purchase Price to the acquired assets and assumed liabilities based on their estimated fair value at the acquisition date. The fair values of the assets acquired, as set forth below, are considered provisional and subject to adjustment as additional information is obtained through the purchase price measurement period (a period of up to one year from the closing date of the Acquisition). The provisional allocation of the Adjusted Purchase Price is based on management’s preliminary estimates. Once management completes its analysis to finalize the purchase price allocation, it is reasonably possible that there could be changes to the preliminary values. The primary areas of the purchase price allocation that are not yet finalized relate to identifiable tangible assets and goodwill.

The unaudited pro forma consolidated balance sheet as of March 31, 2022, gives effect to the Acquisition as if it had occurred on March 31, 2022. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2021, is presented as if the Acquisition was consummated on January 1, 2021, the beginning of the Company’s 2021 fiscal year. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2022, is presented as if the Acquisition was consummated on January 1, 2022, the beginning of the Company’s 2022 fiscal year. The historical financial data has been adjusted to give pro forma effect to events that are (1) directly attributable to the Acquisition, and (2) factually supportable.

The unaudited pro forma consolidated financial information presented herein is provided for illustrative purposes only. The unaudited pro forma consolidated financial information is based on management’s estimate of the effects of the Acquisition, had such transaction occurred on the dates indicated, based on currently available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma consolidated financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the Acquisition been consummated on the dates indicated, or that may be achieved in the future.

The unaudited pro forma consolidated financial information presented herein should be read in conjunction with the financial statements of Range Environmental Resources, Inc. contained elsewhere in this Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on March 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the Securities and Exchange Commission on May 10, 2022.

Malachite Innovations, Inc.

Pro Forma Consolidated Balance Sheet

March 31, 2022

(unaudited)

	Malachite Innovations Inc.	Range Environmental Resources, Inc.	Pro Forma Adjustments		Pro Forma Total
					(unaudited)
Current assets
Cash	$44,162	$87,058	$-		$131,220
Accounts receivable, net	-	853,311	-		853,311
Prepaid expenses	884	-	-		884
Total current assets	45,046	940,369	-		985,415

Property and equipment, net of accumulated depreciation	-	400,886	182,114	(1)	583,000
Deposits	8,892	-	-		8,892
Operating lease asset	-	130,630	-		130,630
Goodwill	-	-	779,165	(2)	779,165

Total Assets	53,938	1,471,885	961,279		2,487,102

Current liabilities
Accounts payable and accrued liabilities	133,553	286,998	-		420,551
Current portion of long-term debt	-	49,625	-		49,625
Line of Credit	750,000	-	-		750,000
Total current liabilities	883,553	336,623	-		1,220,176

Long-term debt, net of current portion	-	197,661	-		197,661
Notes payable	-	268.250	-		268.250
Operating lease liability	-	130,630	-		130,630
Total long-term liabilities	-	596,541	-		596,541
Total liabilities	883,553	933,164	-		1.816,717

Stockholders’ deficit
Common stock	51,250	1	5,000	(3)	56,250
			(1)	(4)
Additional paid-in capital	48,707,787	-	1,495,000	(3)	50,202,787

Retained earnings (accumulated deficit)	(49,588,652)	538,720	(538,720	)(4)	(49,588,652)
Total stockholders’ equity (deficit)	(829,615)	538,721	961,279		670,385
Total liabilities and stockholders’ equity (deficit)	$53,938	$1,471,885	$961,279		$2,487,102

Notes

(1) Reflects the adjustment to increase the basis in the acquired equipment to the estimated fair value.

Book Value of Equipment- Gross	$587,502
Accumulated Depreciation	186,616
Net Book Value	400,886
Fair Market Value of Equipment	583,000
Adjustment to Increase Equipment	182,114

(2) Reflects adjustment to record goodwill associated with the acquisition of Range Environmental Resources, Inc., as shown below:

Assets Acquired:
Cash	$87,058
Accounts Receivable	853,311
Fair value of equipment	583,000
Goodwill	779,165
Total Assets Acquired	2,302,534
Liabilities Assumed	802,534
Net Assets Acquired	1,500,000

(3) Represents the issuance of 5,000,000 shares of Malachite Innovations, Inc.’s common stock valued at $750,000 and the payment of $750,000 in cash for the acquisition of Range Environmental Resources, Inc.

(4) Elimination of common stock, additional paid-in capital, shareholder distributions and retained earnings of Range Environmental Resources, Inc. related to the acquisition of Range Environmental Resources, Inc. by Malachite Innovations, Inc.

Malachite Innovations, Inc.

Pro Forma Consolidated Statement of Operations

Three Months Ended March 31, 2022

(unaudited)

	Malachite Innovations, Inc.	Range Environmental Resources, Inc.	Pro Forma Adjustments		Pro Forma Total
					(unaudited)
Revenues	$-	$589,540	$-		$589,540
Cost of services	-	(478,786)	-		(478,786)
Gross profit	-	110,755	-		110,755

Operating expenses
General and administrative	317,941	290,561	-		608,502
Research and development	125,730	-	-		125,730
Total operating expenses	443,671	290,561	-		734,232

Loss from operations	(443,671)	(179,809)	-		(623,490)

Other expense	(4,303)	(3,706)	-		(8,009)

Net loss	$(447,974)	$(183,515)	$55,028	(2)	$(579,461)
Controlling interest	$(447,974)	(165,164)	-		(613,138)
Minority interest	-	(18,351)	55,028		36,677
Net loss	$(447,974)	(183,515)	55,028		(579,461)

Net loss per share -
Basic and diluted	$(0.01)				$(0.01)

Weighted average common shares outstanding-
Basic and diluted	51,450,147		5,000,000	(1)	56,450,147

(1) Represents the issuance of 5,000,000 shares of Malachite Innovations, Inc.’s common stock valued at $750,000 in connection with the acquisition of Range Environmental Resources, Inc.

(2) Adjustment for personal expenses paid through the Range Environmental Resources, Inc. accounts.

Malachite Innovations, Inc.

Pro Forma Consolidated Statement of Operations

Year ended December 31, 2021

	Malachite Innovations, Inc.	Range Environmental Resources, Inc.	Pro Forma Adjustments		Pro Forma Total
					(unaudited)
Revenues	$-	$2,484,207	$-		$2,484,207
Cost of services	-	(1,159,650)	-		(1,159,650)
Gross profit	-	1,324,557	-		1,324,557

Operating expenses
General and administrative	1,413,774	560,458	-		1,974,232
Research and development	298,925	-	-		298,925
Total operating expenses	1,712,699	560,458	-		2,273,157
Income (loss) from operations	(1,712,699)	764,099	-		(948,600)

Other income (expense)	(270)	30,866	-		30,596

Net income (loss)	$(1,712,969)	$794,965	$129,887	(2)	$(788,117)
Controlling interest	$(1,712,969)	715,469	-		(997,500)
Minority interest	-	79,496	129,887		209,383
Net income (loss)	$(1,712,969)	794,965	129,887		(788,117)

Net loss per share -
Basic and diluted	$(0.03)		-		$(0.01)

Weighted average common shares outstanding-
Basic and diluted	50,968,292		5,000,000	(1)	55,968,292

(1) Represents the issuance of 5,000,000 shares of Malachite Innovations, Inc.’s common stock valued at $750,000 in connection with the acquisition of Range Environmental Resources, Inc.

(2) Adjustment for personal expenses paid through the Range Environmental Resources, Inc. accounts.